                                                                    Exhibit 4.4


                           REGISTRATION RIGHTS AGREEMENT
                           -----------------------------

              REGISTRATION RIGHTS AGREEMENT, dated as of July 13, 1999 (this "AGREEMENT") among Pacific Circuits, Inc. (the "COMPANY") and certain Purchasers of warrants to purchase Company Common Stock listed on Schedule I attached hereto (each a "HOLDER" and collectively the "HOLDERS").

              WHEREAS, pursuant to that certain Warrant Agreement (the "WARRANT AGREEMENT"), of even date herewith, the Company has agreed to issue certain warrants (the "WARRANTS") to purchase Company Common Stock (the shares of Common Stock and the securities issuable upon exercise of the Warrants, the "WARRANT SHARES") for the consideration and on terms and conditions more particularly set forth therein; and

              WHEREAS, it is a condition to the consummation of the transactions set forth in the Warrant Agreement and that certain Securities Purchase Agreement, of even date herewith, among the Company, the Subsidiary Guarantor listed on the signature pages thereto and the purchasers listed on the signature pages thereto, that the parties hereto enter into this Agreement.

              NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                     ARTICLE I

                                    DEFINITIONS

              SECTION 1.01. As used in this Agreement, the following terms shall have the following respective meanings:

                     "ADDITIONAL HOLDER" shall mean any Company shareholder (other than the Holders) or any transferee or assignee thereof to whom the Company has contractually granted incidental registration rights.

                     "BUSINESS DAY" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in Seattle, Washington or the District of Columbia.

                     "COMMISSION" shall mean the United States Securities and Exchange Commission, or any other United States federal agency at the time administering the Securities Act or the Exchange Act, as applicable, whichever is the relevant statute.

                     "COMPANY COMMON STOCK" shall mean the common stock, no par value per share, of the Company.

                     "EXCHANGE ACT" shall mean the United States Securities Exchange Act of 1934, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be amended from time to time.

                     "PERSON" shall mean an individual, corporation, association, partnership, limited liability company, trust, organization, group (as such term is used in Rule 13d-5 under the Exchange Act), business, government or political subdivision thereof, governmental agency or other entity.

                     "PROSPECTUS" shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect of the terms of the offering of any security of the Company covered by such Registration Statement and all other amendments or supplements to the prospectus, including post-effective amendments, and all material incorporated, or deemed to be incorporated, by reference in such prospectus.

                     "PUBLIC OFFERING" shall mean a sale pursuant to a Registration Statement filed pursuant to the Securities Act where the issuance of stock pursuant to such sale has a market value of at least $30 million and a capitalization on a fully diluted basis of at least $75 million (based on the per share price of shares sold in such offering).

                     "REGISTRABLE SECURITIES" shall mean any Warrants and Warrant Shares issued or retained pursuant to the Warrant Agreement or securities which may be issued or distributed in respect thereof by way of stock dividend or stock split or other distribution, exchange, recapitalization, or reclassification. For purposes of this Agreement, any Registrable Securities shall cease to be Registrable Securities when
       (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (ii) such Registrable Securities are sold by a Person in a transaction in which the rights under the provisions of this Agreement are not assigned, or (iii) such Registrable Securities shall have ceased to be outstanding.

                     "REGISTRATION STATEMENT" shall mean any registration statement under the Securities Act filed by the Company, including the Prospectus contained therein, any amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated, or deemed to be incorporated, by reference in such registration statement.

                     "SECURITIES ACT" shall mean the United States Securities Act of 1933, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be amended from time to time.

                                     ARTICLE II

                AGREEMENTS IN RESPECT OF THE REGISTRABLE SECURITIES

              SECTION 2.01. DEMAND REGISTRATIONS. (a) At any time after the Company completes an initial public offering of Company Common Stock and subject to limitations set forth below, TCW/Crescent Mezzanine Partners II, L.P., TCW/Crescent Mezzanine Trust II, TCW Leveraged Income Trust, L.P., and TCW Leveraged Income Trust II, L.P. ("TCW/CRESCENT") shall have the right (a "DEMAND RIGHT") to require the Company to file a Registration Statement under the Securities Act in respect of Registrable Securities held by it. If at the time that a Demand Right is exercised by TCW/Crescent, the Company is not eligible to use Form S-3, such Demand Right shall be a "LONG-FORM DEMAND RIGHT". If at the time that a Demand Right is exercised by TCW/Crescent, the Company is eligible to use Form S-3, such Demand Right shall be a "SHORT-FORM DEMAND RIGHT". TCW/Crescent shall have one Long-Form Demand Right and two Short-Form Demand Rights. (For purposes of this Section 2.01, the party exercising a Demand Right is, where applicable, referred to as the "SELLING SHAREHOLDER").

              (b) Each Long-Form Demand Right must be exercised in respect of at least 2,019 Registrable Securities (subject to equitable adjustment in the event of stock splits, stock dividends and similar events). Each Short-Form Demand Right must be exercised in respect of at least the lesser of (i) 1,000 Registrable Securities (subject to equitable adjustment in the event of stock splits, stock dividends and similar events) and (ii) all Registrable Securities then held by such Holder. No Demand Right may be exercised within 6 months after the date that the registration of Registrable Securities pursuant to a prior exercise of a Demand Right was declared effective.

              (c) As promptly as practicable, but in no event later than 45 days after the Company receives a written request from a Selling Shareholder demanding that the Company so register the number of Registrable Securities specified in such request, the Company shall file with the Commission and thereafter use its reasonable best efforts to cause to be declared effective promptly a Registration Statement (a "DEMAND REGISTRATION") providing for the registration of all Registrable Securities as the Selling Shareholder shall have demanded be registered.

              (d) Anything in this Agreement to the contrary notwithstanding, the Company shall be entitled to postpone and delay, for a reasonable period of time (the "BLACKOUT PERIOD"), not to exceed 60 days after the exercise of a Demand Right in the case of subsections (i) and (iii) below, and not to exceed six months after the exercise of a Demand Right in the case of subsection (ii) below, the filing of any Demand Registration if:

                     (i) the Company will be filing, within 30 days after the exercise of a Demand Right, a Registration Statement pertaining to a public offering of Company Common Stock in which the Holders are entitled to join pursuant to Section 2.02 hereof;

                     (ii) the Company is subject to an existing contractual obligation to its underwriters not to engage in a public offering;

                     (iii) the Company shall determine that any such filing or the offering of any Registrable Securities would

                            (A) in the good faith judgment of the Board of Directors of the Company, impede, delay or otherwise interfere with any pending or contemplated financing, acquisition, corporate reorganization or other similar transaction involving the Company or its wholly owned subsidiaries;

                            (B)    based upon advice from the Company's
              investment banker or financial advisor, adversely affect any pending or contemplated offering or sale of any class of securities by the Company; or

                            (C) in the good faith judgment of the Board of Directors of the Company, require disclosure of material nonpublic information which, if disclosed at such time, would be materially harmful to the interests of the Company and its shareholders;

PROVIDED, HOWEVER, that the Blackout Period shall terminate upon the completion or abandonment of the relevant securities offering or sale, the termination or expiration of the existing contractual obligation not to engage in a public offering, the completion or abandonment of the relevant financing, acquisition, corporate reorganization or other similar transaction, such time as such Demand Registration shall no longer affect the relevant pending or contemplated offering or sale of securities by the Company, the public disclosure by the Company or public admission by the Company of such material nonpublic information or such time as such material nonpublic information shall be publicly disclosed not in breach of confidentiality obligations, as the case may be. After the expiration of any Blackout Period and without any further request from the Selling Shareholder the Company shall effect the filing of the relevant Demand Registration and shall use its reasonable best efforts to cause any such Demand Registration to be declared effective as promptly as practicable unless the Selling Shareholder shall have, prior to the effective date of such Demand Registration, withdrawn in writing the initial request, in which case such withdrawn request shall not constitute a Demand Registration for purposes of determining the number of Demand Registrations to which the Selling Shareholder is entitled hereunder. The Company may not exercise its right to postpone or delay the filing of any Demand Registration pursuant to subsection 2.01(d)(i) or
(iii) more than twice during any 12 month period, or more than once during any 12-month period pursuant to subsection 2.01(f)(ii).

              (e) Any request by a Selling Shareholder for a Demand Registration which is subsequently withdrawn prior to such Demand Registration becoming effective shall not constitute a Demand Registration for purposes of determining the number of Demand Registrations to which the Selling Shareholder is entitled if such withdrawal (i) is due to a material adverse change affecting the Company, (ii) is due to a notification by the Company of an intention to file a Registration Statement with respect to Company Common Stock or (iii) is made in accordance with the penultimate sentence of Section 2.01(c). In addition, a Demand Registration shall not constitute a Demand Registration for purposes of determining the number of Demand Registrations to which the Selling Shareholder is entitled if (i) it does not become effective or (ii) if such Selling Shareholder making a Demand Right has not been able to register and sell at least 75% of the Registrable Securities initially requested to be registered by such Selling Shareholder in such registration; provided, that TCW/Crescent will pay all Registration Expenses in connection with any registration initiated as a Demand Registration whether or not it becomes effective.

              (f) The Company shall be entitled to include authorized but unissued shares of Company Common Stock in any Demand Registration, subject to
Section 2.02. Notwithstanding anything contained herein, if the lead underwriter of an offering involving a Demand Registration delivers a written opinion to the Selling Shareholder (a copy of which shall be provided to the Company) that the number of shares of Company Common Stock included in such Demand Registration would (i) materially and adversely affect the price of the Company Common Stock to be offered or (ii) result in a greater amount of Company Common Stock being offered than the market could reasonably absorb, then the Company shall include in such Demand Registration (x) FIRST, the number of Registrable Securities requested to be included in such registration by the Selling Shareholder exercising his/its Demand Right that in the opinion of such lead underwriter can be sold without the effects in the foregoing clauses (i) and (ii), and (y) SECOND, other securities requested to be included in such Demand Registration by the Company, any Holder or Additional Holder, pro rata among the holders of such securities on the basis of the number of such securities owned by each such holder.

              SECTION 2.02. INCIDENTAL REGISTRATION. (a) If the Company proposes to file a Registration Statement under the Securities Act with respect to a Public Offering or, after a Public Offering with respect to any offering of Company Common Stock (i) for its own account or (ii) for the account of any Holder or each Additional Holder of Company Common Stock, the Company shall give written notice of such proposed filing to each Holder and any Additional Holder as soon as practicable (but in any event not less than 30 days before the anticipated filing date), and such notice shall offer each Holder and each Additional Holder the opportunity to register such number of Registrable Securities as each Holder or Additional Holder shall request. Upon the written direction of a Holder or an Additional Holder, given within 20 days following the receipt by the Holder or Additional Holder of any such written notice (which direction shall specify the number of Registrable Securities intended to be disposed of by the Holder or Additional Holder), the Company shall include in such Registration Statement (an "INCIDENTAL REGISTRATION") such number of Registrable Securities as shall be set forth in such written direction. Notwithstanding anything contained herein, if the lead underwriter of an offering involving an Incidental Registration delivers a written opinion to the Company (a copy of which shall be provided to each Holder and each Additional Holder requesting Incidental Registration rights hereunder) that the number of shares of Company Common Stock included in such Incidental Registration would
(i) materially and adversely affect the price of the Company Common Stock to be offered or (ii) result in a greater amount of Company Common Stock being offered than the market could reasonably absorb, then the number of Registrable Securities to be registered by any Holder or Additional Holder requesting Incidental Registration rights hereunder, shall be reduced in proportion to such Holder's and Additional Holder's respective pro rata ownership interest in the Company at the time immediately preceding such request for Incidental Registration to the extent that, in the lead underwriter's opinion, neither of the effects in the foregoing clauses (i) and (ii) would result from the number of shares of Company Common Stock included in such Incidental Registration.

              SECTION 2.03.  REGISTRATION PROCEDURES. (a)   In connection with
each Registration, and in accordance with the intended method or methods of distribution of the Company Common Stock as described in such Registration, the Company shall, as soon as reasonably practicable (and, in any event, subject to the terms of this Agreement, at or before the time required by applicable laws and regulations):

              (i) prepare and file with the Commission a Registration Statement with respect to such Registrable Securities, which, if the method of distribution is by means of an underwriting, shall be in form and substance reasonably acceptable to the underwriters for such underwriting, and use its reasonable best efforts to cause such Registration Statement to become and remain effective for the period of the distribution contemplated thereby; PROVIDED, HOWEVER, that the Company shall use its reasonable best efforts to cause a Registration Statement on Form S-3 to remain effective until the earlier of (i) the disposition of all the Registrable Securities registered thereunder, and
       (ii) the expiration of the 90-day period commencing on the first day of the effectiveness of such Registration;

              (ii) prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement;

              (iii) furnish to each Holder and Additional Holder such numbers of copies of the Registration Statement and the Prospectus included therein (including each preliminary prospectus and any amendments or supplements thereto), in conformity with the requirements of the Securities Act and such other documents and information as it may reasonably request;

              (iv) (A) make available for inspection by each Holder or Additional Holder and its counsel and financial advisors such financial and other information as shall be reasonably requested by them, and provide such Holder or Additional Holder and its counsel and financial advisors the opportunity to discuss the business affairs of the Company with its principal executives and accountants, for the purposes of enabling each Holder or Additional Holder to exercise its due diligence responsibilities under the Securities Act and (B) before the Registration Statement (and any amendments or supplements thereto) is filed, provide copies thereof to each Holder and Additional Holder and its counsel and provide them with adequate time to review and comment thereon;

              (v) use its reasonable best efforts to register or qualify the Registrable Securities covered by such Registration Statement under such other securities or blue sky laws of any jurisdiction within the United States and Puerto Rico as shall be reasonably appropriate for the distribution of the Registrable Securities covered by the Registration Statement; PROVIDED, HOWEVER, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business in or to file a general consent to service of process in any jurisdiction wherein it would not but for the requirements of this paragraph (v) be obligated to do so; and PROVIDED, FURTHER, that the Company shall not be required to qualify such Registrable Securities in any jurisdiction in which the securities regulatory authority requires that a Holder or Additional Holder submit any of its Registrable Securities to the terms, provisions and restrictions of any escrow, lockup or similar agreement(s) for consent to sell Registrable Securities in such jurisdiction unless such Holder or Additional Holder agrees to do so;

              (vi) promptly notify each Holder and Additional Holder, at any time when a Prospectus relating to the Registrable Securities is required to be delivered under the

       Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and at the request of a Holder or Additional Holder, promptly prepare and furnish to such Holder or Additional Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

              (vii) enter into customary agreements (including if the method of distribution is by means of an underwriting, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities to be so included in the Registration Statement;

              (viii) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, but not later than 18 months after the effective date of the Registration Statement, an earnings statement covering the period of at least 12 months beginning with the first full month after the effective date of such Registration Statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act;

              (ix) file with any securities exchange where the Registrable Securities are to be listed, the required number of Prospectuses pursuant to the rules and regulations of such exchange as are from time to time in effect;

              (x) permit any Holder or Additional Holder that might (in its reasonable judgment), be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of the Registration Statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such Holder or Additional Holder and its counsel should be included;

              (xi) obtain a cold comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters, which letter shall be addressed to the underwriters; and use its reasonable best efforts to cause such cold comfort letter to also be addressed to the Holders and Additional Holders participating in the offering associated with the Registration Statement;

              (xii) obtain an opinion from the Company's outside counsel in customary form and covering such matters of the type customarily covered by such opinions, which opinion shall be addressed to the underwriters and the Holders and Additional Holders participating in the offering associated with the Registration Statement; and

              (xiii) use its reasonable best efforts to list the Company Common Stock covered by such Registration Statement with any securities exchange or recognized trading market on which the Company Common Stock are then listed and, if not so listed, to list the Company Common Stock on a securities exchange or the Nasdaq Stock Market.

              (b) Each Holder or Additional Holder requesting Incidental Registration and each Selling Shareholder requesting Demand Registration shall furnish to the Company in writing such information regarding such Holder, Additional Holder or Selling Shareholder and its intended method of distribution of the Registrable Securities as the Company may from time to time reasonably request in writing, but only to the extent that such information is required in order for the Company to comply with its obligations under all applicable securities and other laws and to ensure that the Prospectus relating to such Registrable Securities conforms to the applicable requirements of the Securities Act and the rules and regulations thereunder. Each Holder, Additional Holder or Selling Shareholder shall use reasonable best efforts to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such Holder, Additional Holder or Selling Shareholder, as applicable, to the Company or of the occurrence of any event, in either case as a result of which any Prospectus relating to the Registrable Securities contains or would contain an untrue statement of a material fact regarding such Holder, Additional Holder or Selling Shareholder, as applicable, or its intended method of distribution of such Registrable Securities or omits to state any material fact regarding such Holder, Additional Holder or Selling Shareholder, as applicable, or its intended method of distribution of such Registrable Securities required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and promptly furnish to the Company any additional information required to correct and update any previously furnished information, or required so that such prospectus shall not contain, with respect to such Holder, Additional Holder or Selling Shareholder, as applicable, or the intended method of distribution of the Registrable Securities, an untrue satement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

              SECTION 2.04.  REGISTRATION EXPENSES.   All expenses incurred in
connection with (i) each Registration pursuant to Section 2.01 of this Agreement, excluding underwriters' discounts and commissions and any stamp or transfer tax or duty and (ii) each Registration pursuant to Section 2.02 of this Agreement, excluding any stamp or transfer tax or duty, but including in both cases all registration, filing and qualification fees, printers' and accounting fees, reasonable fees and disbursements of one counsel for the Selling Shareholder, or in the case of an Incidental Registration, one counsel for all Holders (selected by the Holders) and fees and disbursements of counsel for the Company incurred in connection with each registration shall be paid by the Company. Each Holder or Additional Holder requesting Incidental Registration shall bear and pay its pro-rata share of the underwriting commissions and discounts and any stamp or transfer tax or duty and the fees and disbursements of counsel for such parties other than the one counsel referred to above incurred in connection with each Registration applicable to securities offered for its account in connection with any Registrations, filings and qualifications made pursuant to this Agreement.

              SECTION 2.05. UNDERWRITING REQUIREMENTS. In connection with any underwritten offering, the Company shall not be required under either Section
2.01 or Section 2.02 of this

Agreement to include shares of Registrable Securities in such underwritten offering unless the Selling Shareholder, or in the case of an Incidental Registration under Section 2.02, a Holder or Additional Holder, accepts the terms of the underwriting of such offering that have been reasonably agreed upon between the Company and the underwriters selected by the Company.

              SECTION 2.06.  Indemnification; Contribution.

              (a) INDEMNIFICATION BY THE COMPANY. The Company shall, and it hereby agrees to, indemnify and hold harmless each Holder or Additional Holder, each of their respective officers, directors, agents, and employees, and each Person, if any, who controls such Holder or Additional Holder, within the meaning of the Securities Act, against any losses, claims, damages or liabilities ("LOSSES") to which such Holder or Additional Holder or their respective officers, directors, agents, employees, and controlling Persons, may become subject, insofar as such Losses (or actions, proceedings or investigations in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in (i) any Registration Statement or Prospectus contained therein or (ii) any application or other document or communication (in this Section 2.06 collectively, an "APPLICATION") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company and filed in any jurisdiction in order to qualify any securities covered by such registration statement under the "blue sky" or securities laws thereof, or (iii) arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company shall, and it hereby agrees to, reimburse each Holder or Additional Holder or their respective agents or underwriters for any legal or other out-of-pocket expenses reasonably incurred by them (but not in excess of expenses incurred in respect of one counsel for all of them unless there is an actual conflict of interest between any indemnified parties, which indemnified parties may be represented by separate counsel) in connection with investigating or defending any such action, proceeding or investigation; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 2.06(a) shall not apply to amounts paid in settlement of any such Loss, action, proceeding or investigation if such settlement is effected without the consent of the Company which consent shall not be unreasonably withheld; PROVIDED, FURTHER, that the Company shall not be liable to any such Person in any such case to the extent that any such Loss or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or Prospectus contained therein, in reliance upon and in conformity with written information furnished to the Company by such Holder or Additional Holder or any agent, underwriter or representative of such Holder or Additional Holder expressly for use therein, or by the failure of such Holder or Additional Holder to furnish the Company, upon request, with the information required by Section 2.03(b) hereof with respect to such Holder or Additional Holder (or agent, underwriter or representative of such Holder or Additional Holder) or the intended method of distribution by such Holder or Additional Holder, that is the subject of the untrue statement or omission or, in the case of such agent or underwriter, if the Company shall sustain the burden of proving that such agent or underwriter sold securities to the person alleging such Loss without sending or giving, at or prior to the written confirmation of such sale, a copy of the applicable Prospectus (excluding any documents incorporated by reference therein) or of the applicable Prospectus, as then amended or supplemented (excluding any documents incorporated by reference therein) if the Company had previously furnished copies thereof to such agent or underwriter, and such Prospectus corrected such untrue statement or alleged untrue statement or omission or alleged omission made in such Registration.

              (b) INDEMNIFICATION BY THE HOLDERS AND ANY AGENT OR UNDERWRITERS. Each Holder or Additional Holder requesting or joining in a Registration shall severally and not jointly indemnify and hold harmless the Company, each of its directors and officers, and each Person, if any, who controls the Company within the meaning of the Securities Act, against any Losses, joint or several, to which the Company or any such director, officer, or controlling Person, may become subject, under the Securities Act or otherwise, and shall reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, agent or underwriter (but not in excess of expenses incurred in respect of one counsel for all of them unless there is an actual conflict of interest between any indemnified parties, which indemnified parties may be represented by separate counsel) in connection with investigating or defending any such Loss or action, proceeding or investigation insofar as such Losses (or actions, proceedings or investigations in respect thereof) or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement on the effective date thereof (including any Prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission (i) was made in such Registration Statement or Prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by or on behalf of such Holder or additional Holder expressly for use in connection with such Registration Statement or Prospectus, or (ii) resulted from the failure of such Holder or Additional Holders to furnish the Company, upon request, with the information required by Section 2.03(b) hereof, with respect to such Holder or Additional Holder or agent, underwriter or representative of such Holder or Additional Holder, or the intended method of distribution by such Holder or Additional Holder, that is the subject of the untrue statement or omission; PROVIDED, HOWEVER, that the indemnity agreement contained in this
Section 2.06(b) shall not apply to amounts paid in settlement of any such Loss, action, proceeding or investigation if such settlement is effected without the consent of such Holder or Additional Holder which consent shall not be unreasonably withheld and in no event shall any Holder or Additional Holder be liable under this Section 2.05(b) for an amount in excess of the gross proceeds received by such Holder or Additional Holder from the sale of securities pursuant to such Registration.

              (c) NOTICE OF CLAIMS, ETC. Promptly after receipt by an indemnified party under subsection (a) or (b) above of written notice of the commencement of any action or proceeding for which indemnification under subsection (a) or (b) may be requested, such indemnified party shall, without regard to whether a claim in respect thereof is to be made against an indemnifying party pursuant to the indemnification provisions of, or as contemplated by, this Section 2.06, notify such indemnifying party in writing of the commencement of such action or proceeding; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party in respect of such action or proceeding on account of the indemnification provisions of or contemplated by Section 2.06(a) or 2.06(b) hereof, except to the extent the indemnifying party was prejudiced by such failure of the indemnified party to give such notice, and in no event shall such omission relieve the indemnifying party from any other liability it may have to such indemnified party. In case any such action or proceeding shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall determine, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party for any legal or any other expenses subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation (unless such indemnified party reasonably objects to such assumption on the grounds that there are likely defenses available to it which are different from and potentially inconsistent with the defenses aailable to such indemnifying party, in which event the indemnified party shall have the right to control its defense and shall be reimbursed by the indemnifying party for the expenses incurred in connection with retaining separate counsel). If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel (in addition to local counsel) for all indemnified parties with respect to such claim, unless counsel retained by the indemnified party reasonably concludes that it is not able to represent any other indemnified party as a result of an actual or likely potential conflict of interest, in which event each such indemnified party shall have the right to retain separate counsel. The indemnifying party will not be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld or delayed. No indemnifying party will consent to entry of any judgment or enter into any settlement agreement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

              (d) CONTRIBUTION. Each Holder and Additional Holder and the Company agrees that if, for any reason, the indemnification provisions contemplated by Section 2.06(a) or Section 2.06(b) hereof are unavailable to or are insufficient to hold harmless an indemnified party in respect of any Losses (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Losses (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of, and benefits derived by, the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.06(d) were determined (i) by pro rata allocation (even if the Holders or any agents for, or underwriters of, the Registrable Securities, or all of them, were treated as one entity for such purpose); or (ii) by any other method of allocation which does not take account of the equitable considerations referred to in this Section 2.06(d). The amount paid or payable by an indemnified party as a result of the Losses (or actions or proceedings in respect thereof) referred to above shall be deemed to include (subject to the limitations set forth in Section 2.06(c) hereof) any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the

Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

              (e) BENEFICIARIES OF INDEMNIFICATION. The obligations of the Company under this Section 2.06 shall be in addition to any liability that it may otherwise have and shall apply, upon the same terms and conditions, to each Holder or Additional Holder and each agent and underwriter of the Registrable Securities and each person, if any, who controls any Holder or Additional Holder or any such agent or underwriter within the meaning of the Securities Act; and the obligations of each Holder or Additional Holder and any agents or underwriters contemplated by this Section 2.06 shall be in addition to any liability that each Holder or Additional Holder or its respective agent or underwriter may otherwise have and shall apply, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his consent, is named in any Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Securities Act.

              SECTION 2.07.  TERMINATION OF REGISTRATION RIGHTS.
Notwithstanding any other provisions of this Agreement to the contrary, the registration rights granted pursuant to this Agreement shall terminate with respect to each Holder or Additional Holder on the earlier of: (i) the date that all Registrable Securities held by such Holder or Additional Holder are legally permitted to be sold within a three month period under Rule 144 under the Securities Act (or other similar rule), regardless of whether at the time of such sales any Holder or Additional Holder is entitled to rely upon paragraph
(k) of Rule 144, provided that each Holder or Additional Holder is then entitled to rely on Rule 144 with respect to all such Registrable Securities; or (ii) on the tenth anniversary of the date of this Agreement, regardless of the tradeability of any Registrable Securities held by any Holder or Additional Holder.

              SECTION 2.08. UNDERWRITERS. If any of the Registrable Securities are to be sold pursuant to an underwritten offering, the investment banker or bankers and the managing underwriter or underwriters thereof shall be selected by the Company after consultation with each Holder or Additional Holder participating in such Registration, PROVIDED, that such managing underwriter or underwriters must be of recognized national standing.

              SECTION 2.09. LOCKUP. Each Holder or Additional Holder shall, in connection with any Registration of the Company's securities, upon the request of the underwriters managing any underwritten offering of the Company's securities, agree in writing not to effect any sale, disposition or distribution of any Registrable Securities (other than that included in the Registration or, if the effectiveness of such Registration is after one year after the date of this Agreement, sales in accordance with Rule 144 under the Securities Act and within the volume limitation of Rule 144(e) under the Securities Act, regardless of whether at the time of such sales each Holder or Additional Holder is entitled to rely upon paragraph (k) of Rule 144) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time not to exceed 180 days from the effective date of such Registration as the underwriters may specify; PROVIDED, HOWEVER, that all executive officers and directors of the Company shall also have agreed not to effect any sale, disposition or distribution of any Registrable Securities for a like period of time pursuant to the terms set forth in this Section 2.09.

              SECTION 2.10. LEGENDS. (a) Stop transfer restrictions will be given to the Company's transfer agent(s) with respect to the Registrable Securities and there will be placed on the certificate or instruments representing the Registrable Securities, and on any certificate or instrument delivered in substitution or exchange therefor, a legend stating in substance:

              "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO REGISTRATION OF TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS SUCH TRANSFER IS MADE IN CONNECTION WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH ACT DOES NOT APPLY.

              THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN AN AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT, DATED AS OF JULY 13, 1999, AS
       IT MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER. NO REGISTRATION OF TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS AND UNTIL SUCH RESTRICTIONS SHALL HAVE BEEN COMPLIED WITH."

              (b) The Company hereby agrees that it will cause stop transfer restrictions to be released with respect to any Registrable Securities that are
(i) transferred pursuant to an effective Registration Statement under the Securities Act, (ii) transferred pursuant to Rule 144 under the Securities Act,
(iii) transferred pursuant to another exemption from the registration requirements of the Securities Act, or (iv) freely transferable pursuant to Rule 144(k); PROVIDED, HOWEVER, that in the case of any transfer pursuant to clause
(ii) or (iii) above, the request for transfer is accompanied by a written statement signed by each Holder or Additional Holder confirming compliance with the requirements of the relevant exemption from registration; and PROVIDED, FURTHER, that in the case of any transfer pursuant to clause (iii) above, the Company shall have received a written opinion of counsel reasonably satisfactory to the Company that such registration is not required. The Company further agrees that it will cause the legend described in subsection (a) of this Section
2.10 to be removed in the event of any transfer as provided in clause (i) or
(ii) above.

              SECTION 2.11. ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder or Additional Holder to a transferee or assignee, provided that, the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the Registrable Securities with respect to which such registration rights are being assigned; and, provided further, that such assignment shall be effective only if immediately following such transfer the further disposition of such Registrable Securities by the transferee or assignee is restricted under the Securities Act.

              SECTION 2.12. PUBLIC INFORMATION. The Company covenants to make available "adequate current public information" concerning the Company within the meaning of Rule 144(c) under the Securities Act.

              SECTION 2.13. REGISTRATION RIGHTS OF OTHERS. The Company represents and warrants to TCW/Crescent that the only agreements granting any Company shareholder registration rights as of the date hereof are this Agreement, that certain Registration Rights Agreement as of even date herewith, among the Company and certain Purchasers named therein, and that certain Registration Rights Agreement, dated as of December 15, 1998 among the Company, Circuit Holdings, LLC and Lewis O. Coley, III. The Company covenants and agrees that so long as TCW/Crescent holds any Warrants or Warrants Shares in respect of which any registration rights provided for in Article II remain in effect, the company will not, directly or indirectly, grant to any Person, or agree to or otherwise become obligated in respect of, any registration rights with priority over the registration rights of TCW/Crescent pursuant to Article II (i.e., in the event that the underwriter limits the number of Warrants or Warrant Shares to be included in a Demand Registration or Incidental Registration, such limit will apply pro rata to all Persons participating as sellers in such registration).

                                    ARTICLE III

                                   MISCELLANEOUS

              SECTION 3.01. EXPENSES. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

              SECTION 3.02. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given and made upon receipt) by delivery in person, by courier service, by cable, by facsimile, by telegram, by telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 3.02):

              (a)    if to the Company:

                     Pacific Circuits, Inc.
                     c/o Thayer Equity Investors III, L.P.
                     1455 Pennsylvania Avenue, NW
                     Suite 350
                     Washington, D.C.  20004
                     Facsimile:  (202) 371-0391
                     Attention:  Jeffrey W. Goettman

                     with a copy to:

                     Shearman & Sterling
                     555 California Street

                     San Francisco, California 94104
                     Facsimile:  (415) 616-1199
                     Attention:  Christopher D. Dillon, Esq.

              (b) if to a Holder, at the address set forth on the signature page of such Holder attached hereto.

              SECTION 3.03. PRESS RELEASES. No party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party (except to the extent that such disclosure is required by law or under any relevant listing agreement with a stock exchange or the NASDAQ National Market), and, to the extent practicable, the parties shall cooperate as to the timing and contents of any such press release or public announcement.

              SECTION 3.04. HEADINGS. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

              SECTION 3.05. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

              SECTION 3.06. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among any of the parties hereto with respect to the subject matter hereof, except as otherwise expressly provided herein including the Original Registration Rights Agreement.

              SECTION 3.07. NO THIRD PARTY BENEFICIARY. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and nothing herein, express or implied, is intended to or shall confer upon any other Person (including any Additional Holder) any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

              SECTION 3.08. AMENDMENT. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Company and each Holder or (b) by a waiver in accordance with Section 3.09 of this Agreement.

              SECTION 3.09. WAIVER. Any party to this Agreement may (a) extend the time for the performance of any obligations or other acts of any other party hereto or (b) waive compliance with any agreements or conditions contained herein. Any such extension or waiver shall be valid against the Company only if set forth in an instrument in writing signed by the Company and shall be valid against each Holder or Additional Holder only if set forth in an instrument in writing signed by such Holder or Additional Holder. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or as a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

              SECTION 3.10. GOVERNING LAW; DISPUTE RESOLUTION. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington applicable to contracts executed in and to be performed entirely within that State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any state or federal court sitting in the State of Washington.

              SECTION 3.11. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

              SECTION 3.12. SURVIVAL. The several indemnities, agreements, representations, warranties and each other provision set forth in this Agreement and made pursuant hereto shall remain in full force and effect regardless of any investigation (or statement as to the results thereof) made by or on behalf of any party, any director or officer of such party, or any controlling person of any of the foregoing, and shall survive the transfer of any Registrable Securities by each Holder or Additional Holder, and the indemnification and contribution provisions set forth in Section 2.06 hereof shall survive termination of this Agreement.

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized or in their individual capacities, as applicable.

                                   PACIFIC CIRCUITS, INC.

                                   By:    /s/ Michael E. Moran
                                      -----------------------------------
                                          Name:  Michael E. Moran
                                          Title: Vice President

                                   TCW/CRESCENT MEZZANINE PARTNERS II, L.P.
                                   TCW/CRESCENT MEZZANINE TRUST II

                                   By:    TCW/Crescent Mezzanine II, L.P.,
                                          as general partner or managing owner

                                   By:    TCW/Crescent Mezzanine, L.L.C.,
                                          as general partner

                                          By:    /s/ Jean-Marc Chapus
                                             --------------------------------
                                          Name:  Jean-Marc Chapus
                                          Title: President

                                   Address for Notices
                                   c/o TCW/Crescent Mezzanine, L.L.C.
                                   200 Crescent Court, Suite 1600
                                   Dallas, Texas, 75201
                                   Attention: Timothy P. Costello
                                   Phone:  214-740-7348
                                   Fax:  214-740-7382

                                   TCW LEVERAGED INCOME TRUST, L.P.

                                   By:    TCW Advisors (Bermuda), Limited,
                                          as general partner

                                          By:    /s/ Jean-Marc Chapus
                                             ---------------------------------
                                          Name:  Jean-Marc Chapus
                                          Title: Managing Director

                                   By:    TCW Investment Management Company,
                                          as Investment Advisor,

                                          By:    /s/ Timothy P. Costello
                                             ---------------------------------
                                          Name: Timothy P. Costello
                                          Title:  Managing Director

                                   Address for Notices
                                   c/o TCW/Crescent Mezzanine, L.L.C.
                                   200 Crescent Court, Suite 1600
                                   Dallas, Texas, 75201
                                   Attention: Timothy P. Costello
                                   Phone:  214-740-7348
                                   Fax:  214-740-7382

                                   TCW LEVERAGED INCOME TRUST II, L.P.

                                   By:    TCW (LINC II), L.P.,
                                          as general partner

                                   By:    TCW Advisors (Bermuda), Limited,
                                          as general partner

                                   By:    /s/ Jean-March Chapus
                                      -----------------------------------
                                          Name: Jean-March Chapus
                                          Title: Managing Director


                                   By:    TCW Investment Management Company,
                                          as Investment Advisor,

                                          By:    /s/ Timothy P. Costello
                                             ----------------------------
                                          Name: Timothy P. Costello
                                          Title: Managing Director

                                   Address for Notices
                                   c/o TCW/Crescent Mezzanine, L.L.C.
                                   200 Crescent Court, Suite 1600
                                   Dallas, Texas, 75201
                                   Attention: Timothy P. Costello
                                   Phone:  214-740-7348
                                   Fax:  214-740-7382

                                      SCHEDULE I



                                       HOLDER
                                       ------

                        TCW/Crescent Mezzanine Partners II, L.P.
                        TCW/Crescent Mezzanine Trust II
                        TCW Leveraged Income Trust, L.P.
                        TCW Leveraged Income Trust II, L.P.